UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

     Date of Report (Date of earliest event reported):
                May 13, 2004 (May 13, 2004)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                         000-32855
                  (Commission File Number)

         Delaware                        74-2982117
(State or Other Jurisdiction of        (IRS Employer
Incorporation or Organization)       Identification No.)

    401 Whitney Avenue, Suite 400
          Gretna, Louisiana               70056-2596
(Address of Principal Executive Offices)  (Zip Code)

   Registrant's Telephone Number, Including Area Code:
                      (504) 367-7030


ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

          The following exhibits are filed herewith:

Exhibit No.                   Description
-----------                   -----------
   99.1      Torch Offshore, Inc. Press Release, dated
             May 13, 2004.


ITEM 12.  RESULT OF OPERATIONS AND FINANCIAL CONDITION.

On May 13, 2004, Torch Offshore, Inc. (the "Company") issued a press release announcing operating results for the quarter ended March 31, 2004. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The Company has presented its EBITDA, as adjusted, for the three-month period ended March 31, 2004 in the press release, which is a "non-GAAP" financial measure under Regulation G. The components of EBIDTA, as adjusted, are computed by using amounts, which are determined in accordance with GAAP. As part of our press release information, we have provided a reconciliation of EBITDA, as adjusted, to net income/loss, which is its nearest comparable GAAP financial measure. However, because EBITDA, as adjusted, is not based on any standardized methodology prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies. The Company included EBITDA, as adjusted, in the press release because it believes that it uses this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing the Company's business in comparison to industry and other market competitive standards.


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.

                              By: /s/ ROBERT E. FULTON
Date: May 13, 2004            -------------------------
                              Robert E. Fulton
                              Chief Financial Officer


                      INDEX TO EXHIBITS

Exhibit No.                   Description
-----------                   -----------
   99.1      Torch Offshore, Inc. Press Release, dated
             May 13, 2004.

                                              EXHIBIT 99.1
NEWS RELEASE
For immediate release to:
Analysts, Financial Community, Media
Contact: Bob Fulton (1) 504-367-7030
         Bradley Lowe (1) 504-367-7030

    Torch Offshore Announces 2004 First Quarter Earnings

New Orleans, Louisiana USA, May 13, 2004

FIRST QUARTER RESULTS
Torch Offshore, Inc. (NASDAQ: TORC) (the "Company") announced today that revenues for the quarter ended March 31, 2004 were $11.8 million, a decrease of 30.5 percent compared to revenues of $17.0 million for the first quarter of 2003. Gross profit (revenues less cost of sales) for the first quarter of 2004 was a deficit of $1.4 million compared to the first quarter 2003 gross profit of $3.3 million. The first quarter 2004 net loss was $5.3 million, or $0.42 per diluted share. Net income in the first quarter of 2003 was $0.1 million, or $0.01 per diluted share.

Lyle G. Stockstill, Torch Offshore, Inc. Chairman and Chief Executive Officer, commented, "The first quarter of 2004 turned out exactly as we had expected given the market conditions and seasonality of our business. However, as we turn the corner into the second quarter and the construction season, we are beginning to see an increase in our workload. For example, in April 2004 our vessels worked 172 revenue days and we expect increasing utilization for the remainder of the second quarter. The Midnight Wrangler will be under contract through June 2004 and the Midnight Hunter has contracted work into July 2004. In addition, we have begun preparation for the Marathon Alba project in Africa which will utilize the Midnight Brave and Midnight Carrier for a five month period."

Stockstill added, "As for the Midnight Express conversion, we expect that the vessel will be leaving the shipyard by the end of the month for its DP-2 sea trials in the North Atlantic Ocean. The vessel is scheduled to then travel to Amsterdam for installation of the patented pipelay system and the 500-ton crane before returning to the Gulf of Mexico for final outfitting and installation of the pipe handling system. The sea trials on the pipelay system are expected to occur in the latter half of the third quarter of 2004. As we have previously announced, we have begun contract negotiations for the first pipelay project for the Midnight Express. These negotiations are continuing, and we will announce further details once the contract is finalized. In addition, we are pursuing several other opportunities for work with the vessel in the fourth quarter of 2004 and early 2005."

As  of  March  31,  2004, the Company has a working  capital
deficit   position  primarily  resulting  from  the  current
classification  of  the Midnight Express  Finance  Facility.
This position places pressure on the Company's liquidity management and could impact the Company's operations and future business plans. Management continues to believe that the Company has the ability to sustain operations and meet its financial commitments through effective management of its operations and the available liquidity provided by its credit facilities. However, if the Company incurs significant losses or if the Company's ability to access its credit facilities is curtailed, the Company's ability to continue to manage its liquidity needs and its operating and other financial commitments may be jeopardized in the future.

CONFERENCE CALL
A conference call will be held at 10:00 a.m. Central Time on Thursday, May 13, 2004. To participate by telephone, United States callers can dial (800) 901-5247 and international callers can dial (617) 786-4501 ten to fifteen minutes prior to the starting time. The conference ID for all callers is 51128938. The conference call will also be webcast live on the Internet through the Investor Relations page on the Company's web site, www.torchinc.com.

The call will be available for replay beginning at 1:00 p.m. (Central Time) on Thursday, May 13, 2004 and ending at midnight (Central Time) on Wednesday, May 19, 2004. For callers in the United States, the toll-free number for the replay is (888) 286-8010. For international callers, the number is (617) 801-6888. The conference ID for all callers for the replay is 93777322. All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Torch Offshore, Inc. and cannot be recorded or rebroadcast without Torch Offshore, Inc.'s express written consent.

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore, Inc. is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under the Private Securities Litigation Act of
1995. The forward-looking statements in this news release include statements about our second quarter 2004 workload, upcoming work for the Midnight Wrangler and Midnight Hunter, utilization of the Midnight Brave and Midnight Carrier in Africa on the Marathon Alba project, the timing of the completion of the conversion of the Midnight Express, contract negotiations and future work for the Midnight Express, and management's belief about the Company's ability to sustain operations and meet its financial commitments. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, oil and natural gas commodity prices, weather conditions and offshore construction activity levels. Although the Company believes its expectations are based on reasonable assumptions, it gives no assurance that the Company's assumptions and projections will prove to be correct. Actual results may differ materially from those projected.
                                                   PR 04-012
                            # # #

                        TORCH OFFSHORE, INC.
                Statements of Operations (Unaudited)
               (in thousands, except per share data)

                          Three Months Ended
                              March 31,
                          ------------------
                          2004         2003
                          ----         ----
Revenues                $11,842      $17,029
Cost of revenues:
 Cost of sales           13,244       13,745
 Depreciation and
   amortization           2,109        1,827
 General and admin-
   istrative expenses     1,615        1,355
 Other operating
   expense                  160            -
                        -------      -------
  Total cost of
    revenues             17,128       16,927
                        -------      -------
Operating income(loss)   (5,286)         102
                        -------      -------
Other income:
   Interest income            -            1
                        -------      -------
  Total other income          -            1
                        -------      -------
Income (loss) before
  income taxes           (5,286)         103
Income tax expense            -          (36)
                        -------      -------
Net income (loss)       $(5,286)     $    67
                        =======      =======

Net income (loss) per
common share:
     Basic              $ (0.42)     $  0.01
                        =======      =======
     Diluted            $ (0.42)     $  0.01
                        =======      =======

Weighted average shares
of common stock outstanding:
     Basic               12,639       12,635
                        =======      =======
     Diluted             12,639       12,641
                        =======      =======
Other data:
   EBITDA (A), (B)      $(3,177)       1,929
                        =======      =======

(A) The Company calculates EBITDA as earnings before net interest, income taxes, depreciation and amortization and certain other vessel charges. Please see Consolidated
Balance Sheet and Other Information included in this news release for a reconciliation of EBITDA to net income/loss.
EBITDA is presented here to provide additional information about our operations. EBITDA is not a calculation based on generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income/loss, as an indicator of our operating performance or as an alternative to cash flow as a better measure of liquidity.
In addition, our EBITDA calculation may not be comparable to similarly titled measures of other companies.


                     TORCH OFFSHORE, INC.
  Condensed Balance Sheet and Other Information (Unaudited)
            (in thousands, except per share data)


                                     March 31,    December 31,
                                       2004           2003
                                    -----------   ------------
Assets
Current assets                       $ 13,088       $ 24,081
Property, net                         158,706        143,266
Other assets                            2,253          2,559
                                     --------       --------
     Total assets                    $174,047       $169,906
                                     ========       ========

Liabilities and Stockholders' Equity
Accounts payable - trade             $ 13,483       $ 15,148
Accrued expenses and other              6,750          7,707
Midnight Express Finance Facility      59,884         45,639
Current portion of long-term debt       3,376          3,396
Receivable line of credit               5,864          7,227
                                     --------       --------
     Total current liabilities         89,357         79,117
Long-term debt, less current portion   19,211         20,057
Stockholders' equity                   65,479         70,732
                                     --------       --------
     Total liabilities and
       stockholders' equity          $174,047       $169,906
                                     ========       ========


                                        Three Months Ended
                                             March 31,
                                        ------------------
                                           2004      2003
                                           ----      ----
EBITDA Reconciliation (B):
     Net income (loss)                   $(5,286)  $    67
     Income tax expense                        -        36
     Interest income                           -        (1)
     Depreciation and amortization         2,109     1,827
                                         -------   -------
EBITDA                                   $(3,177)  $ 1,929
                                         =======   =======

(B) We have disclosed EBITDA, a non-GAAP measure determined as described in item (A) above, because we use this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing our business in comparison to industry and other market competitive standards.